UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019 (June 17, 2019)

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 901, Building 6, No. 1678 Jinshajiang Road Putuo District, Shanghai, China	200333
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 21-3258 3578

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On June 17, 2019, Planet Green Holdings Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which five individuals residing in the People’s Republic of China agreed to purchase an aggregate of 1,300,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, for an aggregate purchase price of $5,460,000, representing a purchase price of $4.20 per Share (the “Financing”). The Purchase Agreement contains customary representations and warranties by the Company and customary closing conditions. The Financing closed on June 19, 2019. The Company expects to use the proceeds of the Financing for general corporate purposes.

The foregoing description of the Purchase Agreement the does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above relating to the issuance of the Shares in the Financing is incorporated herein by reference. The issuance of the Shares was exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2019, Daqi Cui was appointed as the Company’s Chief Operating Officer.

Mr. Cui, age 52, has significant experience in corporate finance and legal matters. From June 2013 to June 2019, Mr. Cui served as chief executive officer of Bezalel International LLC, a consulting firm based in the U.S. From December 2010 to June 2013, Mr. Cui served as counsel at Michael Lu Law Office. From September 2004 to December 2010, he practiced corporate law at Beijing Jiahao Law Firm. Mr. Cui obtained his LL.M degree from Temple Law School in 2004 and obtained his LL.B. degree from People’s Public Security University of China in 1988.

The Company and Mr. Cui have entered into an employment agreement setting forth the terms and conditions of Mr. Cui’s employment as Chief Operating Officer. The principal term of his employment includes an annual base salary of $96,000. The agreement has a duration of one year, subject to renewal. Should Mr. Cui be terminated for cause, or by reason of death or disability, or resign without good reason (as such terms are defined in the employment agreement), Mr. Cui shall be entitled to receive his base salary through the end of his employment and such other compensation and benefits as may be provided in applicable plans and programs of the Company. Should Mr. Cui be terminated without cause (other than due to death or disability) or resign for good reason (as such terms are defined in the employment agreement), he shall be entitled to receive continuation of his base salary for three months following of the end of his employment.

There are no family relationships between Mr. Cui and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Cui that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On June 19, 2019, the Company issued a press release announcing the Financing and the appointment of Mr. Cui. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of June 17, 2019, by and among Planet Green Holdings Corp. and the purchasers named therein
99.1	Press Release, dated June 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 21, 2019	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Hongxiang Yu
Name: Hongxiang Yu Title: Chief Executive Officer, President and Chairman

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